UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: April 16, 2024

(Date of earliest event reported)

Intrepid Potash, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-34025	26-1501877
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

707 17th Street, Suite 4200

Denver, Colorado 80202

(Address of principal executive offices and zip code)

(303) 296-3006

(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Common Stock, par value $0.001 per share	IPI	New York Stock Exchange

Indicate by checkmark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officer.

Appointment of Acting Principal Executive Officer

On April 16, 2024, the Board of Directors (the “Board”) of Intrepid Potash, Inc. (the “Company”) granted Robert P. Jornayvaz III, Executive Chairman of the Board and Chief Executive Officer of the Company, a temporary medical leave of absence, effective immediately, as he recovers from his previously announced accident. In connection with Mr. Jornayvaz’s medical leave, the Board temporarily delegated all responsibilities of the Chairman of the Board to Barth Whitham, Lead Director.

In addition, on the same date, the Board appointed Matthew D. Preston, the Company’s Chief Financial Officer, as acting principal executive officer of the Company. Mr. Preston will continue to serve as the Company’s Chief Financial Officer while he concurrently serves as principal financial officer and acting principal executive officer for SEC reporting purposes. In addition to his compensation for his role as Chief Financial Officer, Mr. Preston will receive additional cash compensation of $50,000 per month for so long as he is serving as acting principal executive officer.

The information with respect to Mr. Preston’s background as required by Items 401(b), (d), (e) and Item 404(a) of Regulation S-K is set forth in the Company’s Definitive Proxy Statement for its 2024 Annual Meeting of Stockholders, filed with the Securities and Exchange Commission on April 4, 2024, and is incorporated herein by reference.

Appointment of New Director

On April 16, 2024, the Board, pursuant to the Restated Certificate of Incorporation of the Company and the Amended and Restated Bylaws of the Company, approved an increase of the size of the Board from six directors to seven directors, and, upon the recommendation of the Nominating and Corporate Governance Committee, appointed Hugh E. Harvey, Jr. to serve as a Class III director on the Board, with a term expiring at the 2026 Annual Meeting of Stockholders.

The Board also appointed Mr. Harvey to serve on each of the Board’s Audit Committee, Compensation Committee, Nominating and Corporate Governance Committee, Strategy Committee, and Environmental, Health, Safety, and Sustainability Committee, each effective immediately. As compensation for his service, Mr. Harvey will receive the Company’s standard compensation for non-employee directors, including an annual equity award, as presently described under “Non-Employee Director Compensation Policy” in the Company’s Definitive Proxy Statement for its 2024 Annual Meeting of Stockholders. There are no understandings or arrangements with any person pursuant to which Mr. Harvey was selected as a director, and Mr. Harvey is not party to any related party transaction required to be reported pursuant to Item 404(a) of Regulation S-K.

The Board considered the independence of Mr. Harvey under New York Stock Exchange (“NYSE”) listing standards and concluded that Mr. Harvey is an independent director under the applicable NYSE standards.

Item 7.01.	Regulation FD Disclosure.

On April 17, 2024, the Company issued a press release announcing the management and board changes discussed above. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The information furnished under this Item 7.01, including Exhibit 99.1, will not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 and will not be incorporated by reference into any filing under the Securities Act of 1933, except as expressly set forth by specific reference in that filing.

Item 9.01.	Financial Statements and Exhibits.

Exhibit No.	Description

99.1	Press Release of Intrepid Potash, Inc. dated April 17, 2024
104	Cover Page Interactive Data File (embedded with the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

INTREPID POTASH, INC.
(Registrant)

Dated: April 17, 2024	By:	/s/ Christina C. Sheehan
		Name:	Christina C. Sheehan
		Title:	General Counsel and Secretary